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                 [FENWICK & WEST LLP LETTERHEAD APPEARS HERE]


                                                                    EXHIBIT 5.01
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                                August 27, 1998

eBay Inc.
2005 Hamilton Avenue, Suite 350
San Jose, CA  95125

Gentlemen/Ladies:

     At your request, we have examined the Registration Statement on Form S-1 (File Number 333-59097) (the "Registration Statement") filed by you with the Securities and Exchange Commission (the "Commission") on or about July 15, 1998 in connection with the registration under the Securities Act of 1933, as amended, of an aggregate of 4,025,000 shares of your Common Stock (the "Stock"), 10,725 shares of which are presently issued and outstanding and will be sold by one selling stockholder (the "Selling Stockholder").

     In rendering this opinion, we have examined the following:

     (1) your registration statement on Form 8-A (File Number 000-24821) filed with the Commission on August 20, 1998;

     (2) the Registration Statement, together with the Exhibits filed as a part thereof;

     (3)  the Prospectuses prepared in connection with the Registration
          Statement;

     (4) the minutes of meetings and actions by written consent of the stockholders and Board of Directors that are contained in your minute books and the minute books of your predecessor, eBay, Inc., a California corporation ("eBay California"), that are in our possession;

     (5) the stock records for both you and eBay California that you have provided to us (consisting of a list of stockholders and a list of option and warrant holders respecting your capital stock and of any rights to purchase capital stock that was prepared by you and dated July 2, 1998);

     (6) a Management Certificate addressed to us and dated of even date herewith executed by the Company containing certain factual and other representations;

     (7) the Stock Purchase Agreement under which the Selling Stockholder acquired the Stock to be sold by it as described in the Registration Statement; and

     (8) the Letter of Transmittal and Custody Agreement, the Irrevocable Power of Attorney and the Irrevocable Election to Sell signed by the Selling Stockholder in connection with the sale of Stock described in the Registration Statement.
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August 27, 1998
Page -2-

     In our examination of documents for purposes of this opinion, we have assumed, and express no opinion as to, the genuineness of all signatures on original documents, the authenticity of all documents submitted to us as originals, the conformity to originals of all documents submitted to us as copies, the legal capacity of all natural persons executing the same, the lack of any undisclosed terminations, modifications, waivers or amendments to any documents reviewed by us and the due execution and delivery of all documents where due execution and delivery are prerequisites to the effectiveness thereof.

     As to matters of fact relevant to this opinion, we have relied solely upon our examination of the documents referred to above and have assumed the current accuracy and completeness of the information obtained from records referred to above. We have made no independent investigation or other attempt to verify the accuracy of any of such information or to determine the existence or non-existence of any other factual matters; however, we are not aware of any facts
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that would cause us to believe that the opinion expressed herein is not accurate.

     We are admitted to practice law in the State of California, and we express no opinion herein with respect to the application or effect of the laws of any jurisdiction other than the existing laws of the United States of America and the State of California.

     Based upon the foregoing, it is our opinion that the 10,725 shares of Stock to be sold by the Selling Stockholder pursuant to the Registration Statement are validly issued, fully paid and nonassessable and that the up to 4,025,000 shares of Stock to be issued and sold by you, when issued and sold in accordance in the manner referred to in the relevant Prospectus associated with the Registration Statement, will be validly issued, fully paid and nonassessable.

     We consent to the use of this opinion as an exhibit to the Registration Statement and further consent to all references to us, if any, in the Registration Statement, the Prospectus constituting a part thereof and any amendments thereto.

     This opinion speaks only as of its date and we assume no obligation to update this opinion should circumstances change after the date hereof. This opinion is intended solely for your use as an exhibit to the Registration Statement for the purpose of the above sale of the Stock and is not to be relied upon for any other purpose.

                              Very truly yours,

                              FENWICK & WEST LLP

                              By:  /s/ MATTHEW P. QUILTER
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                                   Matthew P. Quilter


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